EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 23, 2002 relating to the financial statements and financial statement schedule of National Fuel Gas Company, which appears in National Fuel Gas Company's Annual Report on Form 10-K for the year ended September 30, 2002.

/s/ PricewaterhouseCoopers LLP


Buffalo, New York
December 26, 2002